UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of earliest event reported: February 26, 2010
RSC Holdings Inc.
RSC Holdings III, LLC
RSC Equipment Rental, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware Delaware Arizona	001-33485 333-144625-01 333-144625	22-1669012 41-2218971 86-0933835

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6929 E. Greenway Parkway, Suite 200 Scottsdale, Arizona	85254
(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s telephone number, including area code): (480) 905-3300
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2010 Annual Incentive Plan Criteria and Targets
On March 3, 2010, based upon the recommendation of our Compensation Committee, the Board of Directors of RSC Holdings Inc. selected the business criteria set forth below pursuant to the RSC Holdings Inc. Annual Incentive Plan (the “Annual Incentive Plan”) for determining the amount of cash bonuses to be awarded to our named executive officers for the year ending December 31, 2010 under the Annual Incentive Plan.
The Annual Incentive Plan is intended to encourage superior performance and to assist us in attracting, retaining and motivating key personnel, and provides for annual cash bonuses for eligible employees, including our executive officers. The Compensation Committee, which administers the Annual Incentive Plan, determines the employees eligible to participate in the Annual Incentive Plan in a particular year, as well as the particular performance targets for such year and the range of possible payouts under the Annual Incentive Plan depending on how actual results compare with the applicable performance targets. In addition, the Compensation Committee may provide for a greater or lesser annual cash bonus in its sole discretion.
The following named executive officers are eligible to earn bonuses under the Annual Incentive Plan:
•	Erik Olsson, Chief Executive Officer;
•	David Mathieson, Senior Vice President and Chief Financial Officer;
•	Kevin Groman, Senior Vice President, General Counsel and Corporate Secretary;
•	Phil Hobson, Senior Vice President of Operations;
•	David Ledlow, Senior Vice President of Operations; and
•	such other officers as determined by the Compensation Committee.
The payment of bonuses under the Annual Incentive Plan for 2010 will be based on our achievement of objective performance goals measured by the following business criteria:
•	earnings before interest, taxes, depreciation, and amortization (“EBITDA”); and
•	operating return on capital employed (“OROCE”).
EBITDA is defined as consolidated net income before net interest expense, income taxes, and depreciation and amortization. Any incremental EBITDA impact resulting from acquisitions or extraordinary events during the performance period will be excluded.
OROCE is defined as operating return on capital employed, and is calculated by dividing operating income (excluding transaction costs, management fees and amortization of intangibles) for the preceding twelve months by the average operating capital employed for the same period. For purposes of this calculation, average operating capital employed is considered to be all assets other than cash, deferred tax assets, hedging derivatives, goodwill and intangibles, less all liabilities other than debt, hedging derivatives and deferred tax liabilities.

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The Compensation Committee established the following weightings and threshold, target and maximum payout amounts for the performance goals. Payout amounts are based upon the base salary of the executive officer for the year ending December 31, 2010. For each performance goal: Payout = Base Salary x (Weighting x Percentage Achievement).

		Achievement
Performance Goals – Erik Olsson	Weighting	Threshold	Target	Maximum
EBITDA	50%	50%	100%	200%
OROCE	50%	50%	100%	200%

		Achievement
Performance Goals – SVP	Weighting	Threshold	Target	Maximum
EBITDA	50%	37.5%	75%	150%
OROCE	50%	37.5%	75%	150%
2009 Annual Incentive Plan Performance & Discretionary Bonus
On February 26, 2010, the Compensation Committee determined the extent to which previously established 2009 performance goals under the Annual Incentive Plan were met for 2009, and the level of earned cash bonuses for 2009 for each of the named executive officers. Pursuant to the Annual Incentive Plan, Messrs. Olsson, Mathieson, Ledlow, Hobson and Groman were paid the sums of $360,222, $81,472, $150,734, $125,821, and $115,476 respectively. In addition, the Compensation Committee and the Board of Directors determined to provide additional discretionary bonus payments to Messrs. Ledlow, Hobson, and Groman in the sum of $15,073, $25,164, and $11,548 respectively.
A copy of the Annual Incentive Plan was previously filed as Exhibit 10.9 to the Registration Statement on Form S-1/A of RSC Holdings Inc., dated April 18, 2007, (File No. 333-140644), and is incorporated herein by reference.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSC Holdings Inc. RSC Holdings III, LLC RSC Equipment Rental, Inc.
By:	/s/ Kevin J. Groman
Kevin J. Groman
Senior Vice President, General Counsel, and Corporate Secretary

Dated: March 4, 2010

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